POWER OF ATTORNEY                       Ex. 24.9

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Steven Haynes and Gerald K. Whitley, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement of Antigua Enterprises Inc. on Form S-1, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: 10/20/97                         /s/ James W. Lewis
                                        James W. Lewis

                                        Witness:

                                        Mark K. Briggs
                                        -----------------------------------
                                             Signature

                                        Mark K. Briggs
                                        -----------------------------------
                                             Print Name

State of     Arizona       )
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                           ) ss.
County of    Maricopa
         ------------------)

Subscribed and sworn to before me this       Official Seal
  20  day of  Oct.  , 1997.                  VICKIE L. STRIPP
------      --------                         Notary Public - Arizona
                                             Maricopa County
/s/ Vickie L. Stripp                         My comm. expires Sept. 23, 1998
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Notary Public

My commission expires:
 September 23, 1998
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